Exhibit 99.1

Exhibit 99.1 – Press Release dated November 8, 2004, reporting the results of operations of VantageMed Corporation for the third quarter of 2004

VantageMed Announces 5.3% Growth in Year Over Year Revenues

RANCHO CORDOVA, Calif.—November 8, 2004—VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the quarter and nine months ended September 30, 2004.  Total revenues for the quarter ended September 30, 2004 were $5.9 million and were up 4.3% from the year ago quarter and down 4.2% from the prior quarter revenues of $6.1 million.  Revenues for the nine months ended September 30, 2004 were $17.1 million, 5.3% higher than revenues of $16.2 million for the nine months ended September 30, 2003.

Net income before interest, taxes, depreciation and amortization (EBITDA) totaled a negative ($188,000) for the quarter ended September 30, 2004 compared to a positive $85,000 for the previous quarter and compared to a positive $454,000 for the year ago quarter.  EBITDA for the nine months ended September 30, 2004 was a negative ($677,000) compared to a negative ($784,000) for the nine months ended September 30, 2003.  EBITDA for the three and nine months ended September 30, 2004 includes a $50,000 gain on the sale of the DentalMate business and the nine months ended September 30, 2004 includes a $147,000 benefit resulting from the termination and buyout of a lease.  EBITDA for the three and nine months ended September 30, 2003 includes a $524,000 gain on the sale of the DentalMate business.  We present EBITDA because we believe it provides an alternative measure by which to evaluate our performance.  EBITDA is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP.

VantageMed reported a net loss of ($301,000), or ($0.04) per basic and diluted share, for the quarter ended September 30, 2004 compared to a net loss of ($28,000), or ($0.00), for the previous quarter and net income of $298,000, or $0.04, for the year ago quarter.  Net loss for the nine month period ended September 30, 2004 was ($1.0) million, or ($0.12) per basic and diluted share, compared to a loss of ($1.4) million, or ($0.16), for the nine months ended September 30, 2003.

Richard M. Brooks, Chairman and Chief Executive Officer, commented, “We continue to enhance the delivery capabilities of our client services organization as part of our ongoing efforts to provide world class products and services. Our continued investments in HIPAA compliant, industry leading SecureConnect EDI services are also yielding positive results in terms of increased transaction volumes.  Order activity was flat with the same quarter in the prior year and was lighter than anticipated during the third quarter of 2004 due in part to longer sales cycles at several larger customers.  Year to date we have signed 158 RidgeMark orders compared to 63 signed in the prior year to date period.”

VantageMed will be hosting a conference call related to their third quarter 2004 earnings today, November 8, 2004 at 5:00 P.M. Eastern Time and will be broadcasting the call live over the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=76749&s=wm&e=964472.  A direct link will also be available on their website at www.vantagemed.com and a playback of the call will be available for 90 days.

About VantageMed

VantageMed is a provider of healthcare information systems and services distributed to over 12,000 customer sites nationwide. Its suite of software products and services automates administrative, financial, clinical and management functions for physicians and other healthcare providers as well as provider organizations. For more information about RidgeMark, please call 877-879-8633, or visit our website at www.vantagemed.com.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to our failure to improve our operating cash flow, the inability of our restructuring efforts to improve profitability and our inability to increase our revenue or to grow the sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
VantageMed Corporation	VantageMed Corporation
Liesel Loesch	Jennifer Morgano
(916) 638-4744, ext. 213	(510) 536-6012
investor@vantagemed.com	jmorgano@vantagemed.com

VantageMed Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept 30 2004	Jun 30 2004	Sept 30 2003	Sept 30 2004	Sept 30 2003
Revenues:
Software and systems	$1,673	$1,762	$1,524	$4,537	$3,883
Customer support	2,959	3,144	2,859	8,919	8,662
Electronic services	1,237	1,219	1,245	3,603	3,649
Total revenues	5,869	6,125	5,628	17,059	16,194

Cost of revenues:
Software and systems	865	896	634	2,229	1,687
Customer support	1,857	1,903	1,648	5,518	5,202
Electronic services	698	694	741	2,022	2,351
Total cost of revenues	3,420	3,493	3,023	9,769	9,240

Total gross margin	2,449	2,632	2,605	7,290	6,954

Operating expenses:
Selling, general and administrative	2,039	1,999	2,084	6,089	6,414
Product development	618	674	693	2,011	1,837
Depreciation and amortization	112	128	155	366	617
Stock-based compensation	30	21	9	64	14
Gain on sale of DentalMate business	(50)	—	(524)	(50)	(524)
Asset impairment and restructuring charges	—	(147)	(111)	(147)	(3)
Total operating costs and expenses	2,749	2,675	2,306	8,333	8,355
Income (loss) from operations	(300)	(43)	299	(1,043)	(1,401)
Interest and other income (expense):
Interest income	9	13	21	35	76
Interest and other expense	(10)	2	(22)	(27)	(68)
Total interest and other income (expense), net	(1)	15	(1)	8	8
Net income (loss)	$(301)	$(28)	$298	$(1,035)	$(1,393)
Basic and diluted net income (loss) per share	$(0.04)	$(0.00)	$0.04	$(0.12)	$(0.16)
Weighted-average shares–basic	8,252	8,271	8,376	8,292	8,443
Weighted-average shares–diluted	8,252	8,271	8,404	8,292	8,443
Reconciliation - GAAP net income (loss) to EBITDA:
GAAP net income (loss)	$(301)	$(28)	$298	$(1,035)	$(1,393)
Depreciation and amortization	112	128	155	366	617
Interest (income) expense, net	1	(15)	1	(8)	(8)
EBITDA	$(188)	$85	$454	$(677)	$(784)

VantageMed Corporation

Consolidated Statements Of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(1,035)	$(1,393)
Adjustments to reconcile net loss to net cash used for operating activities -
Gain on sale of DentalMate business	(50)	(524)
Depreciation and amortization	366	617
Stock-based compensation	64	14
Changes in assets and liabilities -
Accounts receivable	24	280
Inventories	163	(99)
Prepaid expenses and other	205	113
Accounts payable and accrued liabilities	(486)	(102)
Customer deposits and deferred revenue	120	167
Net cash used for operating activities	(629)	(927)
Cash flows from investing activities:
Purchases of property and equipment	(116)	(214)
Proceeds from maturity of investments	751	1,258
Cash proceeds from DentalMate sale	50	500
Repayment of notes receivable	—	42
Net cash provided by investing activities	685	1,586
Cash flows from financing activities:
Principal payments on long-term debt	(437)	(454)
Proceeds from stock option exercises	17	—
Net cash used for financing activities	(420)	(454)
Net increase (decrease) in cash and cash equivalents	(364)	205
Cash and cash equivalents, beginning of period	1,585	1,440
Cash and cash equivalents, end of period	$1,221	$1,645

VantageMed Corporation

Consolidated Balance Sheets

(In Thousands, Except Share And Per Share Amounts)

(Unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,221	$1,585
Short-term investments	—	774
Accounts receivable, net of allowance of $187 and $129, respectively	2,349	2,373
Inventories, net	106	269
Prepaid expenses and other	374	366
Total current assets	4,050	5,367
Property and equipment, net	391	506
Other assets	8	17
Intangibles, net	1,613	1,748
Total assets	$6,062	$7,638

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Current portion of long-term debt	$407	$461
Accounts payable	1,718	1,162
Accrued liabilities	1,600	2,386
Customer deposits and deferred revenue	3,665	3,545
Total current liabilities	7,390	7,554
Long-term portion of restructuring reserve, net of current portion	116	372
Long-term debt, net of current portion	9	195
Total liabilities	7,515	8,121

Stockholders’ equity (deficiency):
Common stock, $0.001 par value, 20,000,000 shares authorized; 8,251,966 and 8,343,770 shares issued and outstanding at September 30, 2004 and December 31, 2003	8	8
Additional paid-in capital	72,564	72,483
Accumulated other comprehensive income	—	16
Accumulated deficit	(74,025)	(72,990)
Total stockholders’ equity (deficiency)	(1,453)	(483)
Total liabilities and stockholders’ equity (deficiency)	$6,062	$7,638